UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 6, 2007

____________________

EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

____________________

Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Muñoz Rivera Avenue San Juan, Puerto Rico 00918
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2007, EuroBancshares, Inc. (the “Company”), entered into a Master Services Agreement (the “Master Services Agreement”) with Telefonica USA, Inc., d/b/a Telefonica Empresas (“Telefonica”), pursuant to which the Company will outsource certain of its information technology infrastructure services and PBX support services.

The Master Services Agreement commences on August 13, 2007 and continues for a period of five years thereafter, unless earlier terminated or extended pursuant to its terms. Aggregate fees payable by the Company to Telefonica under the Master Services Agreement are expected to be approximately $6.7 million over the life of the agreement, which substantially represents the Company’s projected operational cost of performing outsourced services internally.

As a result of the Master Services Agreement, the Company’s active employee base is expected to decline by approximately twelve (12) employees and the full workforce reduction is expected to be completed by August 31, 2007. It is anticipated that approximately nine (9) Company employees will transition to become employees of Telefonica, and three (3) Company employees will work for Telefonica as contractors through an employment agency.

This Current Report on Form 8-K contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “will,” “plan,” “intend,” “anticipate,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) the anticipated fees payable to Telefonica, (2) the expected decline in the Company’s active employee base, (3) the timing of completion of the workforce reduction, and (4) the estimated charges for the restructuring and the timing of the recording thereof. Additional key risks are described the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2006, and the most recently filed quarterly report on Form 10-Q. The Company undertakes no obligation to update the information contained herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The information provided in Item 1.01 Entry Into a Material Definitive Agreement is incorporated herein by reference. With respect to the workforce reductions, the Company expects to incur total restructuring charges in the quarter ended September 30, 2007 related to one-time employee termination benefits and related costs of approximately $108,000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: August 9, 2007	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr. Chairman of the Board, President and Chief Executive Officer